Exhibit 4.1

Execution Version

Seventh Supplemental Indenture

PROFRAC HOLDINGS II, LLC, as the Company

THE GUARANTORS PARTY HERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, Calculation Agent and Collateral Agent

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of July 1, 2026

to

INDENTURE

Dated as of December 27, 2023

Table of Contents

Page

Article One AMENDMENT		1

SECTION 1.1	Amendment	1

Article Two MISCELLANEOUS		1

SECTION 2.1	Effect of Seventh Supplemental Indenture	1

SECTION 2.2	Effect of Headings	2

SECTION 2.3	Successors and Assigns	2

SECTION 2.4	Severability Clause	2

SECTION 2.5	Benefits of Seventh Supplemental Indenture	2

SECTION 2.6	Conflict	2

SECTION 2.7	Governing Law	2

SECTION 2.8	Trustee	2

SECTION 2.9	Counterparts	2

THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of July 1, 2026 (the “Seventh Supplemental Indenture”), is among ProFrac Holdings II, LLC, a Texas limited liability company (the “Company”), the Notes Guarantors and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), calculation agent (in such capacity, the “Calculation Agent”), and collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Company, the Notes Guarantors party thereto and the Trustee, Calculation Agent and Collateral Agent executed and delivered that certain Indenture, dated as of December 27, 2023 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof, the “Indenture”), to provide for the issuance of the Company’s Senior Secured Floating Rate Notes due 2029;

WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended or supplemented by the Company, the Notes Guarantors, the Trustee and the Collateral Agent with the consent of the Required Holders; and

WHEREAS, the Company has received the consent of the Required Holders to the amendments to the Indenture set forth in this Seventh Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Notes Guarantors, the Trustee, the Calculation Agent and the Collateral Agent hereby agree that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

Article One
AMENDMENT

SECTION 1.1      Amendment.

Section 4.09(b)(1) of the Indenture is hereby amended by deleting therefrom the text “$275.0 million” and inserting in its place the text “$325.0 million”.

Article Two
MISCELLANEOUS

SECTION 2.1      Effect of Seventh Supplemental Indenture.

This Seventh Supplemental Indenture will become effective immediately upon its execution and delivery by each party hereto. This Seventh Supplemental Indenture is a supplemental indenture within the meaning of Article 9 of the Indenture, and the Indenture shall be read together with this Seventh Supplemental Indenture and shall have the same effect over the Notes, in the same manner as if the provisions of the Indenture and this Seventh Supplemental Indenture were contained in the same instrument.

SECTION 2.2      Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 2.3      Successors and Assigns.

All covenants and agreements in this Seventh Supplemental Indenture by the Company, the Notes Guarantors, the Trustee, the Calculation Agent, the Collateral Agent and the Holders shall bind their successors and assigns, whether so expressed or not.

SECTION 2.4      Severability Clause.

In case any provision in this Seventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.5      Benefits of Seventh Supplemental Indenture.

Nothing in this Seventh Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any authenticating agent, any Paying Agent, any Registrar, the Holders of Notes and each of their successors under the Indenture, as amended by this Seventh Supplemental Indenture, any benefit or any legal or equitable right, remedy or claim under this Seventh Supplemental Indenture.

SECTION 2.6      Conflict.

In the event that there is a conflict or inconsistency between the Indenture and this Seventh Supplemental Indenture, the provisions of this Seventh Supplemental Indenture shall control.

SECTION 2.7      Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SEVENTH SUPPLEMENTAL INDENTURE.

SECTION 2.8      Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Notes Guarantors.

SECTION 2.9      Counterparts.

The parties may sign (by manual or electronic signature) any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed on the date and year first written above.

ProFrac Holdings II, LLC,
as the Company

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

ProFrac Holdings, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PF Manufacturing Holding, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PF SERVICES HOLDING, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Seventh Supplemental Indenture)

PF TECH HOLDING, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

BEST PUMP AND FLOW, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

BEST PFP, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PROFRAC MANUFACTURING, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

AG PSC FUNDING LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Seventh Supplemental Indenture)

F3 FUEL, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PRODUCERS SERVICE HOLDINGS LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PRODUCERS SERVICE COMPANY – WEST LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PRODUCERS SERVICE I, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PRODUCERS SERVICE COMPANY LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Seventh Supplemental Indenture)

PROFRAC SERVICES, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

REV ENERGY HOLDINGS, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

REV ENERGY SERVICES, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

U.S. WELL SERVICES HOLDINGS, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

USWS HOLDINGS LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Seventh Supplemental Indenture)

U.S. WELL SERVICES, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

USWS FLEET 10, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

USWS FLEET 11, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

ADVANCED STIMULATION TECHNOLOGIES, INC.,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Seventh Supplemental Indenture)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, Calculation Agent and Collateral Agent

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

(Signature page to Seventh Supplemental Indenture)